UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 7, 2013
(Date of earliest event reported: June 6, 2013)

Revlon, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11178	13-3662955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 Park Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)
(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 6, 2013, Revlon, Inc. (the "Company’’) held its 2013 Annual Stockholders' Meeting (the "Meeting") at which the Company's stockholders: (i) approved the re-election or election of each of the 12 director nominees standing for re-election or election and named in the Company's proxy statement, dated April 25, 2013, to serve as directors until the next annual stockholders' meeting and until such directors' respective successors shall have been elected and qualified, such directors consisting of: Ronald O. Perelman, Alan S. Bernikow, Diana F. Cantor, Viet D. Dinh, Alan T. Ennis, Meyer Feldberg, David L. Kennedy, Cecelia Kurzman, Debra L. Lee, Tamara Mellon, Barry F. Schwartz and Kathi P. Seifert; and (ii) ratified the selection by the Audit Committee of the Company's Board of Directors of KPMG LLP ("KPMG") as the Company's independent registered public accounting firm for 2013.

The following is a tabulation of the votes cast at the Meeting with respect to Proposal No. 1 (the election of Directors):

Proposal No. 1 – Election of Directors
Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ronald O. Perelman	73,932,029	352,069	11,699,943
Alan S. Bernikow	72,212,980	2,071,118	11,699,943
Diana F. Cantor	74,147,437	136,661	11,699,943
Viet D. Dinh	74,219,373	64,725	11,699,943
Alan T. Ennis	74,208,808	75,290	11,699,943
Meyer Feldberg	72,260,815	2,023,283	11,699,943
David L. Kennedy	73,981,979	302,119	11,699,943
Cecelia Kurzman	74,171,664	112,434	11,699,943
Debra L. Lee	74,219,387	64,711	11,699,943
Tamara Mellon	74,220,932	63,166	11,699,943
Barry F. Schwartz	70,925,402	3,358,696	11,699,943
Kathi P. Seifert	72,220,411	2,063,687	11,699,943

The following is a tabulation of the votes cast at the Meeting with respect to Proposal No. 2 (consideration of ratifying the Audit Committee’s selection of KPMG as the Company’s independent registered public accounting firm for 2013):

Proposal No. 2 -- Ratification of Audit Committee’s Selection of KPMG LLP*
	Votes For	Votes Against	Abstentions
Ratification of KPMG	85,712,752	62,271	209,018

*There were no broker non-votes with respect to the ratification of the Audit Committee’s selection of KPMG, as this was a "routine" proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON, INC.

By: /s/ Michael T. Sheehan
Michael T. Sheehan
Senior Vice President, Deputy General Counsel & Secretary

Date: June 7, 2013

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